UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

ORBITAL TRACKING CORP.

(Exact name of the registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (305) 560-5355

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2018 Incentive Plan

On June 14, 2018, our Board of Directors approved the Orbital Tracking Corp. 2018 Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. The Plan provides that up to a maximum of 1,000,000 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Executive Employment Contracts

Also on June 14, 2018, we entered into new Employment Agreements with our President and CEO, David Phipps, and our CFO, Theresa Carlise. The agreements with both of our executives run for a period of two (2) years, with an automatic one (1) year extension. Mr. Phipps’ base salary is $170,000 per year, with an additional £48,000 per year to be paid through our operating subsidiary, Global Telestat Communications, Ltd. Ms. Carlise’s base salary is $150,000 per year. The agreements provide for performance bonuses based on exceeding our annual revenue goals and on our ability to attract new investment. The Employment Agreements also provide for medical plan coverage, an auto allowance, paid vacation, and discretionary stock grants and option awards. In the event of termination without cause, termination as a result of a change in control, or resignation with good reason (as defined in the Agreements), Mr. Phipps and Ms. Carlise will be entitled to a severance equal to twice their base salary, the immediate vesting of all unvested options, and other benefits.

The foregoing description of the Employment Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreements, a copies of which are filed as Exhibits 10.2 and 10.3 to this Form 8-K and are incorporated by reference herein.

Options Issuance

On June 14, 2018, we issued new stock options to our executives and directors under the 2018 Incentive Plan. The options issued to Theresa Carlise and Hector Delgado have an exercise price of $1.50 per share, and the options issued to David Phipps have an exercise price of $1.60 per share. All of the options vest in equal quarterly installments over the next two years, and expire on July 1, 2021. The number of options issued to our officers and directors were as follows:

David Phipps, President, CEO, and Director	100,000
Theresa Carlise, CFO	50,000
Hector Delgado, Director	25,000

In addition, we issued options to purchase a total of 100,000 shares to two key employees. These options have an exercise price of $1.50 per share and the same terms as those awarded to our officers and directors.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	2018 Incentive Plan
10.2	Employment Agreement with David Phipps
10.3	Employment Agreement with Theresa Carlise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ORBITAL TRACKING CORP.

Date: June 15, 2018	By:	/s/ David Phipps
David Phipps